                                                                    EXHIBIT 10.1

                             GAS PURCHASE AGREEMENT
                        AMENDED AND RESTATED CONTRACT 59



                                    between



                                  SEECO, INC.
                                    SELLER



                                      and



                          ARKANSAS WESTERN GAS COMPANY
                                     BUYER

                          ARKANSAS WESTERN GAS COMPANY

                             GAS PURCHASE CONTRACT


SELLER:   SEECO, INC.



                                    CONTENTS
                                    --------

Section                                                            Page
-------                                                            ----
 1.  Definitions...................................................   1
 2.  Term..........................................................   3
 3.  Delivery......................................................   3
 4.  Equipment.....................................................   3
 5.  Price.........................................................   3
 6.  Taxes.........................................................   4
 7.  Pressure......................................................   4
 8.  Quantities....................................................   5
 9.  Royalties.....................................................   7
10.  General Terms and Conditions..................................   8
11.  Condensate....................................................   8

Signature of the Parties...........................................   9


                    GENERAL TERMS AND CONDITIONS SUPPLEMENT
                    ---------------------------------------


(A)  Measurement                                  (H)  Force Majeure
(B)  Quality                                      (I)  Warranty
(C)  Addresses and Notices                        (J)  Termination on Default
(D)  Successors and Assigns                       (K)  Arbitration
(E)  Multiple Completions                         (L)  Commingled Stream
(F)  Easements                                    (M)  Operation of Wells
(G)  Government Regulations

                                   EXHIBIT A

                        AMENDED AND RESTATED CONTRACT 59

     THIS AGREEMENT, executed this 3rd day of February, 1995, by and between ARKANSAS WESTERN GAS COMPANY, an Arkansas corporation, hereby referred to as "Buyer," and SEECO, INC., an Arkansas corporation herein referred to as "Seller."

                                WITNESSETH THAT:

     1. Buyer and Seller have previously entered into a gas purchase contract dated July 24, 1978, which is known to the parties as "Contract 59." As a result of a certain stipulation and agreement entered into by the parties in Arkansas Public Service Commission Docket No. 92-028-U, the parties desire to amend and restate Contract 59 to include the terms contained herein. This Amended and Restated Contract 59 constitutes the entire agreement of the parties with respect to the subject matter hereof from the Effective Date forward and supersedes all previous versions of Contract 59 and all previous amendments thereto.

     THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the parties hereby contract as follows:

     Section 1:  DEFINITIONS. As used in this contract, the following terms and
                 -----------
phrases shall have the following particular meanings.

     (A) "AWG Division" refers to Buyer's Northwest Arkansas gas utility
         --------------
operations but shall not include the operations of Buyer's Associated Natural Gas Company Division in Northeast Arkansas and parts of Missouri.

     (B) "Contract Year" shall be the same as the calendar year, except that the
         ---------------
first Contract Year shall begin on the Effective Date and end on December 31, 1994, while the last Contract Year shall begin on January 1, 1998 and end on July 24, 1998.

     (C) "Contract Annual Volume" refers to an annual volume equal to 9.0
         ------------------------
billion cubic
feet ("Bcf"), however, for the period from the Effective Date to December 31, 1994, the Contract Annual Volume shall be 4.906 Bcf, and for the period January 1, 1998 to the Primary Expiration Date, the Contract Annual Volume shall be 5.25 Bcf.

     (D) "Contract Daily Maximum" refers to 58,000 Mcf/d.
         ------------------------

     (E) "Contract Price Schedule" refers to the price to be paid for gas
         -------------------------
delivered hereunder during the term hereof. Gas shall be assumed to be delivered on a dry basis, subject to such adjustments as may be authorized by the contract. The price per thousand cubic feet ("Mcf") payable for volumes purchased hereunder shall be equal to the index as published in Inside FERC's
                                                                -------------
Gas Market Report (Prices of Spot Gas Delivered to Pipelines, per MMBtu dry) for
-----------------
the first day of the applicable month for deliveries into NorAm Gas Transmission Company from Arkansas and Oklahoma plus the premiums described below:

Contract Year              Volume     Premium
------------------------  ---------  ---------
1994  (July 1 -           3.816 Bcf  $.95/Mcf
       December 31)       1.09  Bcf  $.50/Mcf

1995                      7.0   Bcf  $.95/Mcf
                          2.0   Bcf  $.50/Mcf

1996                      7.0   Bcf  $.95/Mcf
                          2.0   Bcf  $.50/Mcf

1997                      7.0   Bcf  $.95/Mcf
                          2.0   Bcf  $.50/Mcf

1998 (January 1 -         4.083 Bcf  $.95/Mcf
July 24)                  1.167 Bcf  $.50/Mcf

During each month of each Contract Year, the different premiums will be applied on a pro rata basis to all purchases made hereunder throughout the Contract Year up to the Contract Annual Volume. In the event that the above described index ceases to be available, Buyer and Seller shall select a mutually agreeable replacement index as promptly as possible.

     (F) "Effective Date" refers to the date July 1, 1994.
         ----------------

     (G) "Primary Expiration Date" refers to 7:00 a.m. on July 24, 1998.
         -------------------------

     (H) "Point(s) of Delivery" refers to the inlet of Buyer's metering
         ----------------------
facilities to be located at or near each of the wells from which gas is delivered hereunder or such other point or points as may be designated by Seller from time to time. All Points of Delivery shall be either directly connected to Buyer's system or deliverable to Buyer's system at no additional cost to Buyer.

     Section 2:  TERM.
                 ----
     This contract shall continue in effect until the Primary Expiration Date.

     Section 3:  DELIVERY.
                 --------

     The gas shall be delivered and title and responsibility shall pass to Buyer at the Point of Delivery. Responsibility for damage caused by, or arising out of possession of, the gas prior to its passage at the Point of Delivery shall be borne by Seller.

     Section 4:  EQUIPMENT.
                 ---------

     Seller, at Seller's sole cost, risk and expense, shall be responsible for the diligent and workmanlike construction, operation and maintenance of all equipment and roads necessary to enable Seller to effect deliveries of gas in accordance with the contract to Buyer at the Point of Delivery. Buyer shall be responsible for the diligent and workmanlike construction, operation and maintenance of all equipment necessary to receive deliveries of gas under this contract at the Point of Delivery.

     Section 5:  PRICE.
                 -----

     (A) Subject to the other provisions hereof, Buyer shall pay to Seller the applicable price under the Contract Price Schedule for each Mcf of gas delivered to Buyer hereunder.

     (B) Buyer agrees to pay Seller on or before the twenty-fifth (25th) day of each calendar month following Buyer's accounting month for all gas delivered during such prior accounting month.

     (C) Should the heating value of the gas delivered hereunder be found to be more or less than one thousand (1,000) British thermal units ("Btu") per cubic foot, the price provided for in this Section 5 shall be adjusted by multiplying the price otherwise payable by a fraction whose numerator is the Btu content of gas delivered hereunder, measured on a dry basis, and whose denominator is one thousand (1,000). There shall be no other adjustments to the price payable hereunder.

     Section 6:  TAXES.
                 -----

     All taxes now or hereafter imposed in respect of any production from wells from which gas is delivered hereunder shall be accounted for and paid to the taxing authority by the party liable for such tax under the language of the statute imposing same, provided that Buyer shall have the right, at Buyer's option, to account for and pay to the taxing authority for Seller's account any or all such taxes for which Seller may be liable. Buyer further agrees to reimburse Seller for 100% of any new, increased or additional taxes (exclusive of ad valorem or income taxes) imposed after July 24, 1978 on gas prior to delivery to Buyer.

     Section 7:  PRESSURE.
                 --------
     Seller shall deliver gas hereunder at the normal operating pressure contained in Buyer's pipeline system from time to time.

     Section 8:  QUANTITIES.
                 ----------

     (A) (1) Subject to the further provisions hereof, Buyer agrees to purchase and receive during each Contract Year the Contract Annual volume.

          (2) Buyer's receipts of gas hereunder will fluctuate from time to time because of Buyer's fluctuating requirements for its system, and Buyer shall take gas hereunder at a rate which matches as closely as reasonably possible the rate of consumption of its AWG Division utility sales customers; provided, however, that Buyer may take gas for injection into its storage facilities in such volumes and at such times as Buyer reasonably deems necessary to meet the requirements of its AWG Division utility customers. Buyer shall balance its receipts hereunder over each Contract Year in order to receive the Contract Annual Volume for that Contract Year, provided that to permit such balancing of receipts Buyer shall have the right to require deliveries hereunder at a daily rate of at least the Contract Daily Maximum. Nothing herein is intended to limit Buyer's right to request deliveries from time to time at daily rates in excess of the Contract Daily Maximum provided Seller is willing and able to sell such excess volumes hereunder.

     (B) The provisions of this section are subject to all the other terms and conditions of this contract and the rules and regulations of any regulatory authority having jurisdiction.

     (C) Buyer may request to purchase hereunder, in addition to the Contract Annual Volumes provided to be received hereunder, such additional volumes of gas as Buyer may in the prudent operation of its business require from time to time and which Seller is willing and able to sell hereunder. The price payable by Buyer for such volumes shall be determined in the month of delivery using the same index, assumptions, and adjustments described in the Contract

Price Schedule plus a total premium over the index of $.50/Mcf.

     (D) Seller recognizes that the efficient conduct of Buyer's business requires the operation of Points of Delivery in accordance with the demands of the system taking into consideration Buyer's take requirements under other gas purchase contracts, and Seller agrees that Buyer shall operate any wells designated as Points of Delivery and which are directly connected to Buyer's pipeline system, as well as any other Points of Delivery which are directly connected to Buyer's pipeline system, in accordance with the needs of its utility system and with good field operating practices, and Buyer shall supply at its sole cost and expense and by its own means and methods such labor as may be required to operate said wells or other Points of Delivery and to perform such other duties as are ordinarily required in the regular course of producing and operating said wells or other Points of Delivery except that any remedial work on wells such as a well workover or a recompletion shall be done by and paid by Seller.

     (E) Seller may designate additional wells to be connected to Buyer's system, and Buyer shall promptly connect such wells; provided however, that Buyer shall not be obligated, but shall have the right at its option, to connect its system to and receive gas from any particular well or wells if Buyer's estimate of the cost of the facilities necessary to connect the well to Buyer's then existing system is more than $20,000 per Bcf of gas reserves. By "cost of facilities" is meant the cost of the right of way, cost of pipe and other equipment necessary, and cost of installing same. If it is not economically feasible for Buyer to connect to a well under the foregoing cost standard, Buyer, at Seller's request, shall make such connection if Seller shall agree to contribute to Buyer the portion of the actual cost of the facilities in excess of $20,000 per Bcf of gas reserves, as set forth above, or Seller may, at Seller's option and at Seller's cost, risk and expense, install, own, operate and maintain the necessary facilities to deliver gas from the particular well to Buyer at a mutually agreeable point which is close enough to Buyer's then existing system so that it will be "economically feasible" under the cost standard hereinabove set forth for Buyer to connect to such mutually agreeable point; and, in such event, Buyer shall be obligated to connect to that point, and the "Point of Delivery" for purposes of this contract as to the gas from that particular well shall be the inlet of Buyer's meter installation at that point.

     Section 9:  ROYALTIES.
                 ---------

     Seller shall bear all royalties, overriding royalties, production payments, and other payments and settlements of whatsoever kind and nature due with respect to production delivered hereunder or the failure to deliver, and shall hold Buyer harmless against all claims, losses, damages and expenses on account of such settlements. Seller further agrees to indemnify Buyer against any and all royalty owner claims arising prior to July 1, 1994 or subsequently as a result of any actions taken under a certain stipulation and agreement dated October 31, 1994 in Arkansas Public Service Commission Docket No. 92-028-U or this Amended and Restated Contract 59.

     Seller will from time to time on request furnish to Buyer reasonable evidence of title, including abstracts and division orders covering all interests in gas subject to this agreement, but no examination, reliance, or action of Buyer thereon or pursuant thereto shall impair Seller's warranties and other agreements in this section contained. Buyer agrees to deduct from sums owing by it hereunder the amounts due to the respective holders of royalty and any overriding royalty interests and to holders of undivided leasehold or mineral interests controlled but not owned by Seller and to pay such amounts direct to the persons entitled thereto according to the applicable division orders, accounting to Seller only for the remainder. It is understood that Buyer may from time to time deduct from any monies payable hereunder on account of gas purchased, pro rata, and pay over to governmental authorities, the amount of any and all taxes or other proper charges due to governmental authorities on account of the production or sale of natural gas purchased by Buyer hereunder, if required or permitted by applicable law or regulation to be deducted from the purchase price of gas for purposes of such payment over.

     In the event that any of Seller's leasehold or mineral interests in any well designated as a Point of Delivery or its right to sell gas hereunder or any royalty, overriding royalty or other interest in subject gas shall be called in question at any time by pending litigation, in law or in equity, or by formal notice from one or more adverse claimants directed to Buyer, Buyer may withhold without interest sums accruing hereunder on account of the interest or interests so called in question until the question shall be finally adjudicated or compromised or until there shall be furnished to Buyer a corporate surety bond in form and amount satisfactory to Buyer protecting it from all loss or expense it may suffer or incur by reason of the controversy; provided that no provision of this section and no action taken pursuant thereto shall be construed to relieve Seller of its warranties and other agreements in this section contained.

     Section 10.  GENERAL TERMS AND CONDITIONS.
                  ----------------------------

     Additional terms and conditions are set forth in the "General Terms and Conditions Supplement" which is attached hereto, identified herewith, and hereby made part hereof by this reference, and said terms and conditions constitute part of this contract.

     Section 11.  CONDENSATE.
                  ----------

     Seller shall have the right to operate standard type oil field separators or low temperature separation equipment to separate condensate from the gas prior to delivery hereunder, and the condensate thus separated shall be disposed of by Seller free of this contract. No accounting shall be due Seller by Buyer in respect of any liquefied or liquefiable hydrocarbons carried by or recoverable from the gas delivered hereunder.

     IN WITNESS WHEREOF, this contract has been executed in duplicate original counterparts by the parties on the date first above written.



ARKANSAS WESTERN GAS COMPANY  SEECO, INC.


By:_____________________________    By:________________________________


ATTEST:                             ATTEST:


________________________________    ___________________________________

                    GENERAL TERMS AND CONDITIONS SUPPLEMENT
                    ---------------------------------------

     This supplement is attached to and constitutes part of the Amended and Restated Contract 59 between ARKANSAS WESTERN GAS COMPANY, as Buyer, and SEECO, INC., as Seller, dated February 3, 1995.

     (A)  MEASUREMENT
          -----------

          (1) Except as may be otherwise specifically provided elsewhere herein, the measurement of gas delivered and received hereunder shall be in accordance with the following.

              (a) The unit of volume hereunder shall be 1,000 cubic feet of gas (sometimes herein referred to as Mcf) as the standard temperature base and standard pressure base specified in the Standard Gas Measurement Law of the State in which the gas is delivered. Whenever the actual conditions of pressure and temperature of the particular gas stream being measured differ from the above standard bases, conversion of the volume from such actual conditions to the above standard conditions shall be made in accordance with the Ideal Gas Laws, corrected for supercompressibility as required under Standard Gas Measurement Law of the State in which the gas is delivered in accordance with the method customarily used by Buyer in that State. Buyer may use any applicable findings and field rules of regulatory authorities with jurisdiction for purposes of computations hereunder.

              (b) Measurements of gas hereunder shall always be in accordance with the requirements of law, and if the procedures, bases, or standards which this contract contemplates will be used in the determination of gas volumes are changed by law or regulatory action, then the price of gas hereunder and any other provisions of this contract directly or indirectly affected by such change shall be appropriately modified and adjusted to the extent necessary to the end that calculations to determine sums of money due by either party to the other under this contract after any such change or changes will reach the same end result in dollars and cents as would have been reached hereunder in the absence of such change.

              (c) The volume of gas shall be measured at each Point of Delivery by meters installed and operated and computations made as prescribed in the latest accepted edition of The American Gas Association Gas Measurement Committee Report No. 3, except as the parties may otherwise agree or may otherwise have provided elsewhere herein. The values of the Reynolds number factor, expansion factor, and manometer factor, or any of them, may be assumed by Buyer to be one (1).

              (d) The temperature of the gas at each Point of Delivery shall be assumed to be 60 degrees Fahrenheit; however, either party may install a recording thermometer to record the actual temperature.

              (e) The specific gravity of the gas shall be determined for each Point of Delivery in accordance with good engineering practice as often as found necessary in actual operation.

              (f) Buyer shall install, own, operate and maintain standard type measuring and testing equipment necessary hereunder and shall keep same accurate and in repair. Readings, calibrations, tests, repairs and adjustments of said equipment, and changing of charts, shall be done only by employees or agents of Buyer and in accordance with sound engineering practice as often as found necessary in actual operation. Any other party hereto shall have access to Buyer's measuring and testing equipment at any reasonable time, and shall have the right to have a representative present at tests, calibrations and adjustments thereof. All tests shall be preceded by reasonable notice to the operator of the well or wells affected or to such other party or parties hereto as Buyer may be requested in writing to notify and shall be conducted at least annually. Upon request by another party hereto for a special test of any meter or auxiliary equipment, Buyer shall promptly verify the accuracy of same, provided that the cost of such special test shall be borne by the requesting party unless the percentage of inaccuracy is found to be more than two percent (2%). If upon any test the total inaccuracy resulting from meter errors and auxiliary equipment errors exceeds two percent (2%), then previous readings shall be corrected to zero error for the period of time during which the equipment was inaccurate, but not beyond the close of the preceding accounting month; if said total inaccuracy is not more than two percent (2%), then previous readings shall be considered correct but the equipment shall be adjusted to read correctly.

              (g) If any meter or auxiliary equipment is out of service or out of repair for a period of time so that the amount of gas delivered cannot be ascertained or computed from the reading thereof, then the gas delivered during such period shall be estimated upon the basis of the best data available, using the first of the following methods which is feasible: (i) by correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculations; (ii) by using the registration of any check equipment installed and accurately registering; or (iii) by estimating the volume on the basis of deliveries during preceding periods under similar conditions when the equipment was registering accurately.

              (h) Upon request, Buyer shall submit its measurement charts and records to any other party to this contract for examination, the same to be returned within 20 days. Buyer's measurement charts and records for a given accounting month shall be conclusively presumed correct if no written objection thereto is served on Buyer within the 36-month period following the given accounting month, and at the end of such 36-month period the same may be destroyed.

              (i) Any other party or parties hereto may install, operate and maintain, at their own cost, risk, and expense, but in the same manner as is required for Buyer's equipment hereunder, check measuring and testing equipment of standard type, provided that the same does not interfere with the operation of Buyer's equipment, but the measurement and testing of gas for purposes of this contract shall only be by Buyer's equipment. Buyer shall have the same rights with respect to check equipment as are granted the other party or parties hereto with respect to Buyer's equipment.

     (B)  QUALITY
          -------

     Gas delivered hereunder shall be clean, merchantable natural gas containing not more than five grains of sulphur per hundred cubic feet of gas and not more than one-fourth grain of hydrogen sulfide per hundred cubic feet of gas, and shall be free of objectionable liquids and solids, oxygen and other deleterious substances. The gas shall have an average Btu content of at least 975 Btu per cubic foot. Buyer shall not be obligated to accept delivery of gas which either does not conform to the standards of quality and heat content herein set forth or contains corrosive products in quantities sufficient to impair the useful life of Buyer's pipeline facilities or of any gasoline or other processing plant processing the gas delivered, provided that, at Buyer's option, Buyer may from time to time accept deliveries of any or all such gas and bring it up to specification for Seller's account deducting the reasonable expense thereby incurred from remittances otherwise due hereunder.

     (C)  ADDRESSES AND NOTICES
          ---------------------

     Except as otherwise herein expressly provided, the parties may be addressed for all purposes of this contract at the addresses set forth after their respective signatures hereto, subject to change from time to time by written notice to the other party. Written notices shall be deemed given to a party when delivered to such party's address; written responses to such notices shall be deemed given to a party when delivered to such party's address, or if sent by United States mail, when deposited in the mail, properly addressed, with sufficient postage affixed.

     (D)  SUCCESSORS AND ASSIGNS
          ----------------------

     This contract shall extend to and be binding upon the successors, heirs, legal representatives, and assigns of the parties. No transfer, assignment, conveyance, or encumbrance, of any kind, of any interest whatsoever in respect of which production is delivered to Buyer hereunder shall be binding upon Buyer until Buyer shall have been given written notice thereof and furnished with a duly certified copy of records evidencing same.

     (E)  MULTIPLE COMPLETIONS
          --------------------

     In the case of multiple completions, each separately completed and producing zone shall be considered a separate well under this contract, and the term "well" as used herein refers to each such separate completion except as may otherwise appear clearly intended in context.

     (F)  EASEMENTS
          ---------

     To the full extent that Seller is able to convey such rights, Buyer is hereby granted and assigned an easement and servitude on the premises from which gas is delivered hereunder for installing, operating, and maintaining pipelines and equipment and for any other purposes connected herewith, with the right to remove such lines and equipment before, or within a reasonable time after, the expiration of this contract. For any purpose connected herewith, Buyer shall have free access to any part of Seller's leases from which gas is delivered hereunder.

     (G)  GOVERNMENT REGULATIONS
          ----------------------

     This contract shall be subject to all relevant present and future local, state and federal laws, and all rules, regulations, and orders of any regulatory authority having jurisdiction. Neither party shall be held in default for failure to perform hereunder if such failure is due to good faith compliance with such party's best understanding of the requirements of any such laws, orders, rules or regulations. Seller warrants that production sold and delivered hereunder has been and will be produced and handled in compliance with the requirements of the Fair Labor Standards Act of 1938, and amendments thereto, and any other applicable laws, orders, rules and regulations.

     (H)  FORCE MAJEURE
          -------------

     In the event either party hereto is rendered unable wholly or in part by force majeure to carry out its obligations under this agreement, other than to make payments due hereunder, then on such party's giving notice and full particulars of such force majeure in writing or by facsimile to the other party (notice by Buyer to the operator of a well delivering gas hereunder shall constitute notice to all parties hereunder owning interests in the production from that well for purposes of this paragraph) as soon as possible after the occurrence of the cause relied upon, the obligations of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, and such cause shall, as far as possible, be remedied with all reasonable dispatch. The term "force majeure," as used herein, shall mean acts of God, strikes, lockouts, or industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests and restraints of rulers and people, civil disturbances, explosions, breakage of or accident to machinery, equipment, or lines of pipe, the making of repairs, alterations or tests on machinery, equipment or lines of pipe, the freezing of wells or lines of pipe, the partial or entire failure of gas wells, the inability to acquire, or the delays in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, right of way grants, permits, licenses, approvals and authorizations by regulatory bodies, supplies and materials (or permission from regulatory bodies to use supplies and materials on hand) as may be necessary in order that obligations assumed hereunder may be lawfully performed in the manner herein contemplated, any act or omission on the part of any purchaser or purchasers of gas from Buyer by reason of force majeure affecting such purchaser or purchasers, and any other causes, whether of the kind herein enumerated or otherwise, which are not within the control of the party claiming suspension, and which by the exercise of due diligence such party is unable to overcome, provided that the exercise of due diligence shall never require the settlement of labor disputes against the better judgment of the party having the dispute.

     (I)  WARRANTY
          --------

     Seller warrants, and agrees to defend, title to production delivered hereunder and the right of Seller to sell same. Seller further warrants that all such production is delivered free and clear of all liens, encumbrances, and adverse claims, including liens to secure payment of taxes. Seller shall bear the economic burdens of, and except as may be otherwise herein provided shall pay, all royalties, overriding royalties, production payments and other payments and settlements of whatsoever kind and nature due in respect of production delivered hereunder or the proceeds from the sale thereof under Seller's leases and other contracts of record or otherwise binding on Seller, as well as settlements with all other persons having any interest in production delivered hereunder, and Seller agrees to indemnify Buyer and save it harmless from all claims, suits, actions, debts, accounts, damages, costs, losses, and expenses arising out of adverse claims of any and all persons to or against said production. In the event any adverse claim is asserted, Buyer may retain without interest, as security for the performance of Seller's obligations hereunder with respect to such claim, any amount out of monies then or thereafter payable to Seller hereunder up to the amount of such claim, until such claim has been finally determined or until Seller shall have furnished bond to Buyer in an amount and with sureties satisfactory to Buyer and conditioned for the protection of Buyer with respect to such claim.

     (J)  TERMINATION ON DEFAULT
          ----------------------

     If either party shall fail to perform any of the covenants or obligations imposed upon it under this contract (except where such failure shall be excused under the provisions hereof), the other party may, at its option, terminate this contract by proceeding as follows: the party not in default shall cause a written notice to be served on the party in default, stating specifically the cause for terminating this contract and declaring it to be the intention of the party giving the notice to terminate the same; thereupon the party in default shall have thirty (30) days after the service of the notice in which to remedy or remove the cause or causes stated in the notice for terminating the contract,and, if within said period of thirty (30) days, the party in default does so remedy and remove said cause or causes and fully indemnify the party not in default for any and all consequences of such breach, then such notice shall be withdrawn and this agreement shall continue in full force and effect. In case the party in default does not so remedy and remove the cause or causes and does not indemnify the party giving the notice for any and all consequences of such breach, within said period of thirty (30) days, then this agreement shall become null and void from and after the expiration of said period. Any cancellation of this agreement pursuant to the provisions of this section shall be without prejudice to the right of the party not in default to collect any amounts then due it and without waiver of any other remedy to which the party not in default may be entitled for violation of this contract.

     (K)  ARBITRATION
          -----------

     Where specific provision, if any, is made in this contract for arbitration, the following procedures shall be followed except as may be otherwise expressly provided for the arbitration of a particular matter: Upon written notice from either party to the other party, representatives of both parties shall meet and attempt to settle the matter first by mutual agreement. If they are unable to do so, then the matter shall be submitted to an impartial, qualified arbitrator whose decision shall be final and binding on the parties and whose fee and expenses shall be borne equally by the parties.
If the parties have not settled the matter or agreed on an arbitrator within 30 days after the aforesaid written notice, then upon the application of either party the arbitrator shall be designated by the then senior Federal judge for the Western District of Arkansas.

     (L)  COMMINGLED STREAM
          -----------------

     If at any time gas from two or more wells from which gas is delivered hereunder is commingled before delivery to Buyer, or if any gas subject to this contract is commingled with gas not subject to this contract, whether from the same well or other wells, before delivery to Buyer, then Buyer's take obligation in either or both such situations shall be to receive from all sources at the common point of delivery where Buyer receives the commingled stream a total volume which can be allocated as among the wells or interests delivering at the common point in such manner as to result in Buyer's receiving the volume Buyer is obligated to receive from each under the contract or contracts covering same. Under such circumstances, as between the parties Seller assumes responsibility for allocating the volume received by Buyer at the common point as among the various wells and interests delivering to Buyer at the common point and for furnishing Buyer with such information as may be necessary to permit settlements to be properly made hereunder.

     (M)  OPERATION OF WELLS
          ------------------

          (1) Seller, at Seller's expense shall:

              (a) Complete, control, manage, operate and maintain any wells from which gas is delivered hereunder in a workmanlike manner; and

              (b) Conduct with Buyer's cooperation, or at Buyer's option, cooperate with Buyer who shall conduct, such well tests as Buyer may require from time to time, but not more often than once each six months, to determine the open flow and rock pressure of the wells subject hereto, provided that in no event shall any liability attach to Buyer in connection with the making of any such tests except through the negligence of Buyer's agents.

          (2) Buyer, at Buyer's expense shall:

              (a) Install, operate and maintain such separators, heaters, and other equipment as may be necessary to deliver gas under the terms and conditions of this contract, and such testing connections as may be required;

              (b) Equip, operate and regulate the pressures on, each of the wells from which gas is delivered hereunder in such manner that the pressure and the volume of gas delivered hereunder can be regulated in a safe and satisfactory manner;

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              (c) Regulate the volume of gas deliveries hereunder in accordance with the needs of Buyer's gas system; and

              (d) Keep as many attendants stationed in the area of the wells from which gas is delivered hereunder as may be necessary in order that the obligations assumed by Buyer hereunder may be efficiently performed at all times.

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